                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                AMENDMENT NO. 5

                                  TO FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              LLOYD VENTURES, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                     6770                      13-3812821
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(State or other            (Primary Standard             (IRS Employer
jurisdiction of        Industrial Classification       Identification No.)
 incorporation                Code Number)
or organization)

           41 East 57th Street, 39th Floor, New York, New York 10022
-------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           41 East 57th Street, 39th Floor, New York, New York 10022
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    (Address of principal place of business or intended principal place of business)

 Herbert Maxwell, 440 East 56th Street, New York, New York 10022 (212) 888-2997
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 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Sierchio & Albert, P.C.
                        41 East 57th Street, 39th Floor
                            New York, New York 10022
                                 (212) 446-9500

          Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act of 1933, check the following box [ ]

                        CALCULATION OF REGISTRATION FEE

                                   Maximum         Maximum       Aggregate     Amount of
Title of Each Class of           Amount to be   Offering Price   Offering    Registration
Securities to be Registered       Registered      Per Share      Price (1)      Fee (2)
------------------------------------------------------------------------------------------
Common Stock, $.001 par value
per share                         1,000,000          $.10        $100,000        $ 21
------------------------------------------------------------------------------------------
Total Registration Fee                                                           $100
------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

(2)      The minimum filing fee payable is $100.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET

              Furnished Pursuant to Item 501(b) of Regulation S-K
                  under the Securities Act of 1933, as amended


ITEM NUMBER AND CAPTION
IN REGISTRATION STATEMENT                              CAPTION IN PROSPECTUS

1.    Forepart of the Registration Statement and       Front of Registration
        Outside Front Cover Page of Prospectus           Statement; Cover Page

2.    Inside Front and Outside Back Cover Pages        Inside Front and Outside
        of Prospectus                                    Back Cover Pages

3.    Summary Information and Risk Factors             Prospectus Summary; Risk
                                                         Factors

4.    Use of Proceeds                                  Use of Proceeds

5.    Determination of Offering Price                  Cover Page;
                                                         Determination of
                                                         Offering Price

6.    Dilution; Risk Factors                           Dilution; Risk Factors

7.    Selling Security Holders                         Not Applicable

8.    Plan of Distribution                             Cover Page; Distribution
                                                         of Securities

9.    Legal Proceedings                                Legal Proceedings

10.   Directors, Executive Officers,                   Directors, Executive
        Promoters and Controlling Persons                Officers, Promoters and
                                                         Controlling Persons

11.   Security Ownership of Certain                    Principal Stockholders
        Beneficial Owners and Management

12.   Description of Securities                        Description of
                                                         Securities

13.   Interest of Named Experts and Counsel            Legal Opinions; Experts

14.   Disclosure of Commissions Position on            Distribution of
        Indemnification of Securities Act                Securities
        Liabilities

15.   Organization within Last Five Years              The Company; Plan of
                                                         Operation; Risk Factors

16.   Description of Business                          Plan of Operation

17.   Management's Discussion and                      Plan of Operation
        Analysis or Plan of Operation

18.   Description of Property                          Proposed Business

19.   Certain Relationships and Related                Certain Transactions
        Transactions

20.   Market for Common Equity of Securities           Cover Page; Description
        and Related Stockholder Matters                  Risk Factors

21.   Executive Compensation                           Directors, Executive
                                                         Officers, Promoters
                                                         and Control Persons

22.   Financial Statements                             Financial Statements

23.   Changes in and Disagreements with                Not Applicable
        Accountants on Accounting
        and Financial Disclosure

                                   PROSPECTUS
                              LLOYD VENTURES, INC.
                            (A Delaware Corporation)
          THE OFFER AND SALE OF UP TO 1,000,000 SHARES OF COMMON STOCK
                        OFFERING PRICE  - $.10 PER SHARE

LLOYD VENTURES, INC. (THE "COMPANY") IS A RECENTLY ORGANIZED CORPORATION, FORMED FOR THE PURPOSE OF ACQUIRING OR MERGING WITH AN UNSPECIFIED OPERATING BUSINESS. THIS PROSPECTUS RELATES TO THE OFFER AND SALE BY THE COMPANY OF A MAXIMUM OF 1,000,000 AND A MINIMUM OF 250,000 SHARES (THE "SHARES") OF COMMON STOCK, $.001 PAR VALUE ("COMMON STOCK"). SEE "DESCRIPTION OF SECURITIES".

    THIS BLANK CHECK OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419 OF REGULATION C ("RULE 419") AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ACCORDINGLY, THE OFFERING PROCEEDS AND THE SECURITIES PURCHASED BY INVESTORS (RESPECTIVELY, THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES") WILL BE HELD IN ESCROW (THE "RULE 419 ESCROW") SUBJECT TO THE SATISFACTION OF THE PROVISIONS OF THE RULE 419 ESCROW.

    The Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro-rata portion of the Deposited Funds (and any interest earned or dividends paid thereon) to any investor who does not elect to remain an investor. Unless a sufficient number of investors (representing at least 80% of the maximum Offering Proceeds) elect to remain investors, all investors will be entitled to the return of a pro-rata portion of the Deposited Funds (and any interest earned or dividends paid thereon) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of the Registration Statement of which this prospectus is a part, the Deposited Funds (and any interest earned or dividends paid thereon) will be returned on a pro-rata basis to all investors. See "Investors' Rights and Substantive Protection under Rule 419."
                         ______________________________

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                         ______________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
                                        Price to the           Proceeds to the
                                         Public (1)             Company (2)(3)
-------------------------------------------------------------------------------
Per Share                               $        .10           $         .10
Total -   250,000 Shares (Minimum)         25,000.00               22,500.00
-------------------------------------------------------------------------------
        1,000,000 Shares (Maximum)        100,000.00               90,000.00
-------------------------------------------------------------------------------


                         (See notes on following page)

                              ____________________


                The date of this Prospectus is _______   , 1996

(Footnotes for cover page)

(1) The Shares are being offered (sometimes referred to herein as the "Offering" or this "Blank Check Offering") directly by the Company on a "best efforts, all or none basis" with respect to the first 250,000 Shares and on a "best efforts basis" with respect to the remaining 750,000 Shares. Proceeds of the offering will be held in escrow pursuant to the terms of the Rule 419 Escrow (as defined below). See "Plan of Distribution".

         Unless at least 250,000 Shares are sold within 150 days of the date of this Prospectus, which period may be extended for an additional 30 days (collectively, the "Offering Period") in the sole discretion of the Company, the Offering will terminate and all funds theretofore received from subscribers will be promptly returned (along with any interest earned or dividends paid thereon). Therefore, in the event that the minimum number of Shares is not sold, prospective investors' funds may be held in escrow for as long as 180 days before they are returned by the Escrow Agent.

         The terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors's funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Rule 419 Escrow upon issuance. The proceeds of the offering, after the release to the Company of an amount equal to 10% on an aggregate basis of the proceeds of the offering (up to an aggregate of $10,000 if the maximum number of Shares is sold), will remain deposited in the Rule 419 Escrow. See "Investors' Rights and Substantive Protection Under Rule 419". Consequently, since the Company will not be paying commissions with respect to the offer and sale of Shares after delivery to the Company of 10% of the proceeds, as permitted by Rule 419, the net amount to be maintained in the Rule 419 Escrow is $22,500 if the minimum number of Shares is sold and $90,000 if the maximum number of Shares is sold (plus any interest earned or dividends paid thereon).

(2) All offer and sales of Shares will be effected through the Company's officers and directors. The Company's officers and directors will not receive any compensation for their services in connection therewith. The Company's officers and directors may, but are not obligated to, purchase Shares on the same terms and conditions as all other investors. However, any Shares purchased by the Company's officers and directors will not be included in determining whether the minimum offering criteria has been satisfied. Hence, the maximum number of Shares that the officers and directors of the Company may purchase is 750,000 or 75% of the maximum offering. See "Risk Factors".

(3) To date the Company has incurred organizational costs of approximately $3,000 and expects to incur filing, printing, legal, accounting and miscellaneous expenses relating to the offering estimated at $28,600. Preincorporation, incorporation and private placement professional fees of $1,500 were paid for by issuance of 75,000 shares of common stock at a price of $.02 per share. Except for up to ten (10%) percent of the proceeds of the offering ($2,500 if the minimum number of Shares is sold and $10,000 if the maximum number of Shares is sold) to be delivered to the Company as permitted by Rule 419, the proceeds of this offering will not be used to pay these amounts. The balance of the expenses will be paid from the Company's working capital derived from private placements of equity securities previously consummated; or if necessary from borrowed funds, if the Company can obtain the same on terms and conditions acceptable to it.

RULE 15g-8 PROMULGATED PURSUANT TO THE EXCHANGE ACT MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "RISK FACTORS" AND "PROHIBITIONS AGAINST SALE OF SECURITIES BEFORE RELEASE FROM ESCROW.")

Prior to this offering there has been no public market for the Shares. No trading in the Shares can be effected during the term of the Rule 419 Escrow. There can be no assurance that any trading market in the Shares will develop hereafter or if it does develop that it will be sustained. The Company has no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading marking for the Shares of Common Stock offered hereby.

The public offering price has been arbitrarily determined by the Company and bears no relationship to the Company's assets, prospective earnings, book value or any other recognized criteria of value. This offering will be conducted by the Company without use of a professional underwriter or securities dealer.
See "Risk Factors" and "Distribution".

                          STATE SECURITIES REGULATION

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

THE COMPANY HAS REGISTERED THE SHARES ONLY IN THE STATE OF NEW YORK. SUBJECT TO THE RULE 419 ESCROW, THE SHARES MAY ONLY BE TRADED IN SUCH JURISDICTION. PURCHASERS OF THE SHARES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF THE STATE OF NEW YORK UNLESS AN APPLICABLE EXEMPTION IS AVAILABLE OR A BLUE SKY APPLICATION HAS BEEN FILED AND ACCEPTED. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES OR JURISDICTIONS, IF ANY, IN WHICH THE SHARES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE.

                                ________________


THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY OFFER IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

                               _________________

         IN ORDER TO SUBSCRIBE FOR SHARES, A SUBSCRIPTION APPLICATION IN THE FORM ATTACHED TO THIS PROSPECTUS AND A CHECK MADE PAYABLE TO THE "LLOYD VENTURES, INC., ESCROW ACCOUNT" SHOULD BE FORWARDED TO BERNARD HEROLD & CO., INC., (THE "ESCROW AGENT") AT 555 MADISON AVENUE, NEW YORK, NEW YORK 10022,
ATTN: RENATO VALENTE. THE ESCROW AGENT IS A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD"), NEW YORK STOCK EXCHANGE ("NYSE") AND SECURITIES INVESTORS PROTECTION CORPORATION ("SIPC"), WILL ACT AS ESCROW AGENT PURSUANT TO RULE 419.


                             AVAILABLE INFORMATION

The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accounting firm and intends to make available quarterly reports for the first three quarters of each year containing unaudited financial information.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, 450 Fifth Street, N.W., Washington,
D. C. 20549, the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office of the Commission, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 where copies may be obtained upon payment of the fees prescribed by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the Prospectus.

                               PROSPECTUS SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THE PROSPECTUS AND IN THE REGISTRATION STATEMENT.

THE COMPANY

         Lloyd Ventures, Inc. (the "Company") was organized under the laws of the State of Delaware on February 28, 1995 for the purpose of acquiring or merging with an unspecified operating business. The Company, since its incorporation, has not been engaged in any business activities, other than those described herein. The Company intends to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition (a "Business Combination") with as yet an unidentified business entity (the "Acquired Business"). Other than general corporate activities, including but not limited to the negotiation and consummation of a Business Combination, the Company will not engage in any substantive commercial business immediately following this offering until such time as it has effected a Business Combination. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific business or company for investigation and evaluation. It is likely that the Company will have the ability to effect only a single Business Combination. None of the Company's officers and directors, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements, or understandings with any representative of the owners of any Acquired Business regarding the possibility of a Business Combination.

         Present management (the "Management") of the Company does not expect to become involved as management in the aforementioned businesses and will hire presently unknown and unidentified individuals as management for the aforementioned ventures. Management will have complete and absolute discretion in selecting the business activities in which the Company will engage. No assurance can be given that Management will be able to locate or acquire an attractive business or property or that the Company will be able to operate or acquire such on a profitable basis. The Company has not yet engaged in any operations.

         No assurance can be given that the net proceeds of the maximum offering of this Blank Check Offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any Acquired Business will become profitable. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. If such proceeds are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that Management determines that the Company is unable to conduct any business whatsoever, Management, subject to the requirements of Rule 419, which provides that the Deposited Funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, will, in its sole discretion, seek stockholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all stockholders of the Company including those owning shares purchased privately at less than the public offering price (see "Dilution"), will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares). While Management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to engage in a business and seek stockholder approval to liquidate the Company, Management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

         The Company's address is 41 East 57th Street, 39th Floor, New York, New York 10022.

THE OFFERING

         The Offering is being conducted as a blank check offering in accordance with Rule 419. A maximum of 1,000,000 and a minimum of 250,000 Shares are being offered for sale hereby at a price of $.10 per Share. The Shares are offered on an all or none basis with respect to the first 250,000 Shares and on a best efforts basis as to the balance of the 750,000 Shares. To subscribe for Shares, a Subscription Application in the form attached to this prospectus and a check made payable to "Lloyd Ventures, Inc., Escrow Account" should be forwarded to "Bernard Herold & Co., Inc., 555 Madison Avenue, New York, New York 10022, Attn: Renato Valente". All offer and sales of Shares will be effected through the Company's officers and directors. The Company's officers and directors will not receive any compensation for their services in connection therewith. However, they will be reimbursed for reasonable expenses incurred by them on behalf of the Company. Directors and officers of the Company, may purchase Shares on the same terms and conditions as all other investors; however, any such purchases will not be included in calculating whether the minimum number of Shares have been sold.

         Presently there are 1,275,000 shares of Common Stock issued and outstanding; after the completion of this offering there may be a maximum of 2,275,000 shares and a minimum of 1,525,000 shares of Common Stock issued and outstanding.

         At the completion of this offering, the present officers and directors of the Company will own approximately 20% of the then outstanding shares if the maximum number of Shares is sold and 30% of the then outstanding shares if the minimum number of Shares is sold.

         The Company may, in its sole discretion, terminate this offering at any time prior to the sale of the minimum number of shares and thereafter conclude the offer prior to the sale of the maximum number of shares.

RULE 419

         The Company is conducting this offering as a blank check offering subject to compliance with the Rule 419. Under Rule 419, investors have certain rights and will receive certain substantive protection. Accordingly, the Deposited Securities and the Deposited Funds will be deposited and held in Rule 419 Escrow until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released from escrow, the Company is required to amend the registration statement of which this Prospectus is part, with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer (the "Reconfirmation Offer") and information regarding the proposed acquisition candidate and its business, including audited financial statements.

         Pursuant to Rule 419, an investor must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm his investment and remain an investor or alternately, require the return of his investment (plus any interest earned or dividends paid thereon), less any amounts delivered to the Company as permitted under Rule 419. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. Rule 419 further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds (and any interest earned or dividends paid thereon) in the Rule 419 Escrow must be returned to investors. If the offering period is extended to its limit (180 days), the Company will have only 12 months in which to consummate a merger or acquisition. See "Investors' Rights and Substantive Protection Under Rule 419".

DETERMINATION OF OFFERING PRICE

         The offering price of $.10 per Share has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among the factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of dilution to public investors and the general conditions of the securities market.

RISK FACTORS

         The Company is presently in the development stage and consequently has not generated any income nor incurred any expenses except those incurred in its formation and in connection with this offering. The Company does not expect to receive any revenues from operations until it consummates a Business Combination.

         Accordingly, an investment in the securities of the Company is highly speculative and involves extremely high risks, and potential investors should carefully review the entire Prospectus and, particularly, the sections relating to "Risk Factors", "Dilution" and "Use of Proceeds".

USE OF PROCEEDS

         Under Rule 419, ten (10%) percent of the offering proceeds may be, and in this instance will be, delivered to the Company; said ten (10%) percent of the offering proceeds, up to an aggregate of $10,000 if the maximum number of Shares is sold, will be used to defray the cost incurred in connection with the Offering and in locating and/or identifying an Acquired Business. In addition, commissions, underwriting expenses and dealer allowances, if any, are also deductible.

         The Company will receive the balance of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule
419. The Deposited Funds will remain in the Rule 419 Escrow Account maintained by Bernard Herold & Co., Inc., as Escrow Agent until the consummation of a Business Combination.

         The Company intends to apply the Net Proceeds of this offering in payment of the costs and expenses incurred in attempting to effect a Business Combination, including selecting and evaluating an Acquired Business and, structuring and consummating a Business Combination. Rule 419 requires that the fair value of any Acquired Business be equal to at least 80% of the maximum offering proceeds. See "Use of Proceeds."

TRANSFER AGENT

         The Company will act as its own transfer agent.

ESCROW AGENT

         The Escrow Agent is Bernard Herold & Co., Inc., 555 Madison Avenue, New York, New York 10022, a registered broker/dealer and member of NASD, SIPC and the NYSE.

                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

         1. RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment; after the effective date of any such post-effective amendment, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45-day period is to automatically receive a return of his investment funds. Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, all of the deposited funds in the escrow must be returned to all investors and none of the securities will be issued. Although not considered likely, officers and directors could acquire on the same terms and conditions as other investors up to 75% of the Shares being offered; if they were to do so, of the remaining unaffiliated shareholders, only those holding 20% in value of the Shares offered would be required to vote in favor of a proposed acquisition. Rule 419 further provides that if the blank check company does not complete an acquisition meeting specified criteria within 18 months of the effectiveness of the initial registration statement of which this Prospectus comprises a part thereof, all of the Deposited Funds, less amounts deducted therefrom pursuant to Rule 419, in the Rule 419 Escrow must be returned to investors.

         2. PROHIBITION PURSUANT TO RULE 15g-8 UNDER EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN RULE 419 ACCOUNT. Rule 15g-8 of the Exchange Act provides that it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order as contemplated by the Act, which term the Company believes includes an order of a court of competent jurisdiction incorporating in an order of support or judgment of divorce provisions for property distribution and/or support. However, each investor is urged to consult with his own tax and legal counsel to determine
the applicability of such exemption to his particular circumstances.    As a
result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis) are prohibited. Such rule prohibits sales of other interests based on or in the Shares, whether or not physical delivery is required.

         3. NO ASSURANCE NET PROCEEDS FROM MAXIMUM OFFERING OR LESSER AMOUNT TO BE SUFFICIENT TO REALIZE COMPANY'S GOALS. No assurance may be given that the net proceeds from the Offering, if the maximum number of Shares is sold or if any lesser amount is sold, will be sufficient to allow the Company to realize its goals and engage in a business venture chosen by the Company's management. Further, in the event that less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals.

         4. RECENTLY ORGANIZED COMPANY. The Company was only recently organized and has no operating history. The Company, therefore, must be considered promotional and in its early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise, especially in view of the relatively small size of this offering. There is nothing at this time upon which to base an assumption that the Company's business plan will prove successful, and there is no assurance that the Company will be able to operate profitably. The Company has limited resources and has had no revenues to date. Upon completion of this offering the present stockholders, assuming the sale of the maximum number of Shares, will own, in the aggregate, 56% of the then issued and outstanding shares of Common Stock. See "Risk Factors - Control by Present Stockholders".

         5. MINIMAL TIME SPENT BY MANAGEMENT. All of the Company's officers and directors (sometimes collectively referred to herein as "Management") are engaged full-time in other activities; and, therefore, prior to the conclusion of the Offering, whether or not the maximum number of shares is sold, devote only a minimal amount of time (not to exceed, in the aggregate, approximately 10 hours per week) to the Company's business. It is unlikely that the lack of full-time management may have a materially adverse effect upon the Company's business. At present, the Company has no employees. Even upon completion of this offering, the present intention of the Company is to limit its employees to part-time secretarial and clerical help, except for management and employees of any Acquired Business that it may acquire. See "Directors, Executive Officers, Promoters and Control Persons".

         6. EXPERIENCE OF MANAGEMENT. Although Management has general business experience, potential investors should be aware that Management has limited experience in business combinations and may not have any significant experience in acquiring or operating certain business interests that the Company might choose to acquire. Mr. Maxwell, however, has been involved as a principal stockholder, director and officer of publicly held corporations engaged in "reverse acquisition/merger activities". Management does not have, nor does it presently intend to enter into, any contracts or agreements with any consultants or advisors with respect to its proposed business activities. Consequently, Management has not established the criteria that will be used to hire independent consultants regarding their experience, the services to be provided, the term of service, etc., and no assurance can be made that the Company will be able to obtain such assistance on terms acceptable to the Company. See "Plan of Operation".

         7. NO PRESENT IDENTIFICATION OF INDUSTRY. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with an Acquired Business. Therefore, management has no assurance that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to consummate a Business Combination on terms favorable to the Company. (See "Plan of Operation"). The Company has not yet identified a prospective Acquired Business. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in an

Acquired Business. Purchasers of the Shares offered hereby, will have an opportunity to evaluate an Acquired Business to the extent permitted by Rule 419.

         To the extent the Company consummates a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. It is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefits from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance that the Acquired Business will prove to be commercially viable.

         The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense and loss of voting control.

         8. STOCKHOLDER APPROVAL FOR CERTAIN BUSINESS ACQUISITIONS OR TRANSACTIONS. Ninety (90%) percent of the proceeds of this Offering, pursuant to Rule 419, will be held in the Rule 419 Escrow pending, among other things, the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date hereof. Rule 419 permits 10% of the net proceeds to be disbursed to the Company from the Rule 419 Escrow prior to the consummation of a Business Combination, which amount will, in fact be dispensed to the Company; accordingly, the investors herein may lose 10% or more of their investment if a significant number of investors do not confirm their investment so as to preclude the consummation of a Business Combination satisfying the criteria of Rule 419.

         9. INTENSE COMPETITION. There are numerous firms which are larger than the Company, and which are also seeking to effect business acquisitions similar to those contemplated by the Company. Such companies may be in a better position to finance such subsidiaries and to offer incentives to management to run the subsidiaries and to supervise them. The Company will thus encounter intense competition in the organizing or purchasing of businesses which it hopes may prove to be profitable.

         10. POTENTIAL FUTURE 144 SALES. Of the 35,000,000 shares of the Company's Common Stock authorized, there are presently issued and outstanding 1,275,000 none of which are being registered pursuant hereto; all are "restricted securities" as that term is defined under the Act, and in the future may be sold in compliance with Rule 144 of the Act, or pursuant to a Registration Statement filed under the Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of two (2) years may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one percent (1%) of the Company's outstanding Common Stock every three (3) months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule 15c2-11 thereunder. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company and who has satisfied a three year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market that may develop for such shares. None of the presently outstanding shares will be available for sale under Rule 144 until at least March, 1997.

         11. POSSIBLE ISSUANCE OF ADDITIONAL SHARES. The Company's Certificate of Incorporation, authorizes the issuance of 35,000,000 shares of Common Stock. Upon the sale of the maximum number of Shares offered hereby, approximately 94% of the Company's authorized shares will remain unissued. The Company's Board of Directors has the power to issue any or all of such additional shares without stockholder approval. Management presently anticipates that it may choose to issue a substantial amount of such shares to acquire business interests or other types of property in the future, or may, following a Business Combination issue Shares for the purpose of raising additional capital. However, the Company presently has no commitments, contracts or intentions to issue any additional shares. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding shares. If the Company issues additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of shares may result in a change of control of the Company. See "Plan of Operation - Form and Structure of Acquisition."

         12. CONFLICTS OF INTEREST. Officers and directors of the Company including, but not limited to Mr. Maxwell may engage in other business activities similar or dissimilar to those engaged in by the Company, including the formation of other blind pool companies. To the extent that such officers and directors engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest in, rather than diverting such opportunities to the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions. As no policy has been established for the resolution of such a conflict, the Company may be adversely affected should these individuals choose to place their other business interests before those of the Company. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities. However, the failure by Management to resolve conflicts of interest in favor of the Company may result in liability of Management to the Company. Generally, under Delaware law, directors and officers have a fiduciary responsibility to discharge their duties in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like positions. Directors and officers may not acquire or divert to themselves property or opportunities which they are under a duty to acquire for the corporation. This duty does not apply to all acquisitions or opportunities; it does not affect acquisitions or opportunities that the corporation has refused, that it would not have been able to take advantage of or that are not appropriate or logically related to the corporation's business.

         In addition, Mr. Maxwell and other stockholders of the Company or their affiliates may receive personal financial gain, other than from the proceeds of this Blank Check Offering, by means of (i) payment of consulting fees; (ii) sales of affiliates' stock; or (iii) payment of salaries.

         Except as disclosed herein the Company has not entered or negotiated any agreement with Mr. Maxwell, any of the respective affiliates, or any other third party regarding any such person acting as a consultant to the Company; nor, will it do so prior to the consummation of a Business Combination. However, following a Business Combination, if the then management of the Company or the Acquired Business, as the case may be, elect to engage such persons as consultants, on such terms and conditions as may then be negotiated then, any compensation payable to such persons will be paid by the Acquired Business.

         While the Company and its Management intend that no shares of the Company's Common Stock will be sold by any officers, directors or greater than 10% stockholders or persons who may be deemed promoters of the Company without affording all stockholders of the Company a similar opportunity, Management may, nevertheless, actively negotiate or otherwise consent to the purchase of all or a portion of their shares of Common Stock as a condition to or in connection with a proposed merger or acquisition transaction. It is noted that Management may be deemed to have paid approximately $.02 per share of Common Stock owned by Management. In connection with any such stock purchase transaction, it is possible that a premium may be paid for Management's share of Common Stock and that public investors in the Company may not receive any portion thereof in the event such premium may be paid. Any transaction structured in such manner may present Management with conflicts of interest and as a result of such conflicts, may possibly compromise Management's fiduciary duties to the Company's stockholders, as the potential would therefore exist for members of Management to consider their own personal pecuniary benefit rather than the best interest of the Company's other stockholders. Further, the Company's other stockholders may not be afforded an opportunity to otherwise participate in any particular stock buy-out transaction. Additionally, in any such transaction, it is possible, although not presently intended, that the Company may borrow funds to be used directly or indirectly to purchase Management's shares. Proceeds from this Blank Check Offering will not be utilized directly or indirectly to purchase Management's shares.

         13. NO UNDERWRITER OR SELECTED BROKER/DEALERS. The Company has not retained an underwriter or any selected broker/dealers to assist in this offering. The officers and directors of the Company have limited experience in the offer and sale of securities on behalf of an issuer, and, consequently, they may be unable to effect the sale of a sufficient number of Shares to meet the minimum or maximum offerings. In the event that an underwriter or selected broker/dealers are retained by the Company, the offering would be suspended until such time as the Company's Registration Statement, including this Prospectus, is amended to reflect such retention. The Registration Statement would then require additional review by the Securities and Exchange Commission, the NASD, and, if necessary, state regulatory authorities. The Company would be expected to incur significant additional expenses in the form of selling commissions, legal fees, and printing and accounting costs. The Company and officers and directors who are offering the Shares on behalf of the Company, are not registered as brokers or dealers under Section 15 of the Securities Exchange Act of 1934, as amended and are relying on exemption from such registration provided by Rule 3a4-1.

         14. RISKS OF LEVERAGE; DEBT OF AN ACQUIRED BUSINESS. There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the company to effect a business combination or otherwise finance the operations of any acquired business.

The amount and nature of any borrowings by the Company will depend on numerous consideration, including the Company's capital requirements, the Company's perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring of indebtedness, including (i) if the Company's operating revenues after the Business Combination were to be insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the interest rate on a loan fluctuated or the loan was payable on demand, the Company would bear the risk of variations in the interest rate or demand for payment; and (iv) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate its assets. Furthermore, an acquired business may already have previously incurred debt financing and, therefore, the risks inherent thereto, as discussed above. See "Use of Proceeds" and "Plan of Operation - Form and Structure of Acquisitions".

         15. POSSIBLE NEED FOR ADDITIONAL FINANCING OF ACQUIRED BUSINESS. In the event of a consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular acquired business inasmuch as the Company has not yet identified any prospective acquired business candidates. To the extent the Business Combination results in the acquired business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the acquired business not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities. Although there are no agreements between the Company and any of its officers and/or directors pursuant to which the Company may borrow and such officers and/or directors are obligated to lend the Company monies, there are no restrictions on the Company to borrow money, including, but not limited to, loans from officers and directors. No stockholder approval is required in connection with any such loans.

         As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurance that, in the event of a consummation of a Business Combination, sufficient financing to fund the operations or growth of the acquired business will be available upon terms satisfactory to the Company, nor can there be any assurance that financing would be available at all.

         16. INVESTMENT COMPANY ACT CONSIDERATIONS. The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. There can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination although the Company intends to take all measures possible to avoid such classification. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its Investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. The Company intends to take all measures possible to avoid such characterization of the Company. See "Plan of Operation".


         17. TAX CONSIDERATIONS. As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective stockholders. The Company files its income taxes on a calendar year basis. At December 31, 1995, the Company had approximately $26,000 of net operating losses available to reduce future taxable income through 2010. In accordance with certain provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", a valuation allowance has been established equal to the tax benefit of the net operating loss through December 31, 1995. See "Financial Statements". The Company does not believe that the potential tax benefit of its net operating loss carry forward or loss thereof as a result of a Business Combination will be a material element in its effecting a Business Combination.


         18. CHANGE OF CONTROL. In the event that the Company effects a Business Combination by issuing additional common stock, the present stockholders of the Company may no longer have control of the Company. Although the Company has no present plans, understandings or arrangements respecting any Business Combination, the successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

         19. NO DIVIDENDS. The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination.

The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors.

         20. CONTROL BY PRESENT STOCKHOLDERS. Upon consummation of the offering, assuming the sale of the maximum number of Shares, present stockholders, including the present management of the Company, will collectively own approximately 56% of the then issued and outstanding shares of Common Stock. In the election of directors, stockholders are not entitled to cumulate their votes for nominees. Accordingly, it is likely that the current stockholders will be able to substantially impact the election of all of the Company's directors and the other affairs of the Company. See "Principal Stockholders", and "Description of Securities".

         21. ARBITRARY DETERMINATION OF OFFERING PRICE. Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.


         22. IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION. Assuming the sale of the maximum number of Shares (based on the Company's unaudited financial statements as of August 31, 1996) new investors will incur an immediate and substantial dilution of approximately $.06 per share after the offering of the maximum number of Shares is consummated. The existing stockholders of the Company acquired their shares of Common Stock at a price substantially lower than the offering price of the Shares and accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution".


         23. STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SHARES. The Company has registered the Shares and intends to conduct its selling efforts only in New York. Purchasers of the Shares in this offering must be residents of New York. In order to prevent resale transactions in violation of states' securities laws, public stockholders may only engage in resale transactions in New York and such other jurisdictions (there are none now) in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Shares. Further, the Company will advise its market makers in the Shares, if any, of such restriction on resale. Such restriction on resales may limit the ability of investors to resell the Shares purchased in this offering.

         No resale of the Shares can be effected until the same are released from the Rule 419 Escrow.

         24.     PENNY STOCK RULES.

         Under Rule 15g-9 a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

                 (1)      such sale or purchase is exempt from Rule 15g-9; or

                 (2) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         The Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of
Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; (c) and a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System.

         It is likely that the Company's Common Stock will be subject to the regulations on penny stocks; consequently, the market liquidity for the Company's Common Stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market (following termination of the Rule 419 Escrow).

         25. NO ASSURANCE OF A PUBLIC MARKET. There is no current trading market for the Shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, of which there can be no assurance, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the Shares. Pursuant to Rule 419, all shares purchased by a blank check company, must be placed in the Rule 419 Escrow Account. These shares will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 Escrow. Thus, stockholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for the company's Common Stock.
Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. (See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419.")

                         SELECTED FINANCIAL INFORMATION

Summary Earnings Data:

    The Company is a start-up company and has no operating history. The Company has had no revenues or earnings from operations to date.


                                  As at              As Adjusted
                              August 31, 1996   ---------------------
                               (unaudited)       Minimum     Maximum
                              --------------    ----------   --------
Summary Balance Sheet Data:
Total Assets                     $  8,501        $ 33,501    $108,501
                                 ========        ========    ========
Accrued Expenses                    7,423           7,423       7,423
                                 ========        ========    ========
Accumulated Deficit               (31,422)        (31,422)    (31,422)
                                 ========        ========    ========
Stockholders' Equity                1,078          26,078     101,078
                                 ========        ========    ========

    In the opinion of the Company, the accompanying unaudited financial statements include all adjustments (which consist only of normal recurring items) necessary to present fairly the financial position as of August 31, 1996, and the results of operations and cash flows for the eight months ended August 31, 1996. The results for the eight months ended August 31, 1996, are not necessarily indicative of the results to be expected for the year.


          INVESTOR'S RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSITED FUNDS AND DEPOSITED SECURITIES

    Pursuant to Rule 419, the Deposited Funds, after deduction for permitted underwriting commissions, underwriting expenses, dealer allowances and certain other amounts (equal to 10% of the proceeds) which will be delivered to the Company and the Deposited Securities are to be deposited into and held in the Rule 419 Escrow, which escrow is governed by an agreement which contains certain terms and provisions specified by the Rule 419. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has:

    (1) Executed an agreement, for the consummation of a Business Combination, meeting certain prescribed criteria. See "Post Effective Amendment";

    (2) Filed a post-effective amendment to this Registration Statement which includes the terms of a Reconfirmation Offer, and other prescribed information regarding the Acquired Business including audited financial statements. See "Prescribed Acquisition Criteria";

    (3) Conducted the Reconfirmation Offer in accordance with the provisions of Rule 419 and the requisite number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have elected to remain stockholders. See "Reconfirmation Offer." Although not considered likely, officers and directors could acquire on the same terms and conditions as other investors up to 75% of the Shares being offered; if they were to do so, of the remaining unaffiliated shareholders, only those holding 20% in value of the Shares offered would be
required to vote in favor of a proposed acquisition.   After the foregoing
conditions have been satisfied the Company will submit a signed representation to the Escrow Agent that the requirements of Rule 419 have been satisfied and that the Business Combination has been (or is being) consummated. The Escrow Agent can then release the Deposited Funds and Deposited Securities. See "Release of Deposited Securities and Deposited Funds."

    Accordingly, the Company has entered into the Rule 419 Escrow which provides, among other things, that:

    (1) The Deposited Funds are to be deposited into the Rule 419 Escrow maintained by the Escrow Agent promptly. The Deposited Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

    (2) All Shares and any other securities issued during the escrow period, with respect to such Shares including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Rule 419 Escrow promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Rule 419 Escrow are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Rule 419 Escrow may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a court order issued in conjunction with or as part of a divorce judgment.

    (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Rule 419 Escrow may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Rule 419 Escrow.

PRESCRIBED ACQUISITION CRITERIA

    Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must execute an agreement to acquire an acquisition candidate(s) meeting specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses, dealer allowances payable to non-affiliates and amounts permitted to be delivered to the Company. The agreement(s) must include, as a condition precedent to their consummation, a requirement that a sufficient number of investors confirm their investment so as to permit consummation of a Business Combination satisfying the criteria of Rule 419. Consequently, for purposes of this Offering, the fair value of the business(es) or assets to be acquired must be at least 80% of $100,000 or $80,000.

POST EFFECTIVE AMENDMENT

    Once the agreement governing a Business Combination meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information required by the applicable registration form, concerning: the Acquired Business, including financial statements of the Company and the Acquired Business as required thereby, the results of this offering, and, the use of the funds disbursed from the Rule 419 Escrow. The post-effective amendment must also include the terms of the reconfirmation offer (the "Reconfirmation Offer") mandated by Rule 419. The Reconfirmation Offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from the Rule 419 Escrow.

RECONFIRMATION OFFER

    The Reconfirmation Offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

    (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Rule 419 Escrow within 5 business days after the effective date of the post-effective amendment.

    (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

    (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the Deposited Funds (and any related interest or dividends) held in the Rule 419 Escrow on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

    (4) The Business Combination may be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment.

    (5) If a Business Combination is not consummated within 18 months from the date of this prospectus, the Deposited Funds and any related interest or dividends held in the Rule 419 Escrow shall be returned to all investors on a pro- rata basis within 5 business days by first class mail or other equally prompt means and the Deposited Securities will be returned to the Company.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

    The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

    The Escrow Agent has received a signed representation from the Company or other evidence acceptable by the Escrow Agent that:

         (a) the Company has executed an agreement for a Business Combination for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

         (b) the post-effective amendment has been declared effective, that the mandated Reconfirmation Offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the Reconfirmation Offer; and

         (c) the Business Combination described in paragraph (a) above has been consummated.

    If either an investor elects not to reconfirm this investment his subscription amount (less any amount permitted to be and actually delivered to the Company) plus any interest earned thereon will be returned to such Investor; if a Business Combination is not consummated within 18 months of the date of the prospectus, the Deposited Funds his subscription amount (less any amount permitted to be and actually delivered to the Company) together with interest earned thereon will be returned to each investor in accordance with his subscription agreement.

                                  THE COMPANY

    Lloyd Ventures, Inc. (the "Company") is a Delaware corporation incorporated on February 28, 1995. Upon completion of this offering the Company intends to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize either cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. It is likely that the Company will have the ability to effect only a single Business Combination.

    Since its organization, the Company's activities have been limited to the sale of initial shares in connection with its organization, general corporate matters, and its preparation of a registration statement and prospectus for its initial public offering. See "PROPOSED BUSINESS". The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act. See "RISK FACTORS".

    The Company is in the development stage and has no operating history. No representation is made, nor is any intended, that the Company will be able to carry on its activities profitably. The viability of the Company is dependent upon sufficient funds being realized by the Company from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable the Company to engage in potentially profitable operations, or to otherwise engage in any business endeavors. The likelihood of the success of the Company must be considered in light of the expenses, difficulties, and delays frequently encountered in connection with the formation of a new business. Further, no assurance can be given that the Company will have the ability to acquire assets, businesses, or properties with any value to the Company.

    No assurance can be given that the net proceeds of the maximum offering of this Blank Check Offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any business acquired or developed by the Company will become profitable. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. If such proceeds are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that Management (as defined below) determines that the Company is unable to conduct any business whatsoever, Management, subject to the requirements of Rule 419, which provides that the Deposited Funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, will, in its sole discretion, seek stockholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all stockholders of the Company including those owning shares purchased privately at less than the public offering price (see "Dilution"), will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares). While Management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to engage in a business and seek stockholder approval to liquidate the Company, Management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

    The Company's office is located at c/o Sierchio & Albert, P.C., 41 East 57th Street, 39th Floor, New York, New York 10022.

                                    DILUTION

    As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company. See "CERTAIN TRANSACTIONS" and Notes to "FINANCIAL STATEMENTS."

                   ASSUMING THE MINIMUM NUMBER OF SHARES SOLD

                                                    APPROXIMATE                             APPROXIMATE
                                                    PERCENTAGE                               PERCENTAGE
                                     SHARES          OF TOTAL            TOTAL                OF TOTAL
                                    PURCHASED         SHARES         CONSIDERATION         CONSIDERATION
                                    ---------       ----------       -------------         -------------
Public Stockholders                  250,000           16%              $25,000                 44%

Present Stockholders               1,275,000           84%               32,500                 56%
                                   ---------          ---               -------                ---
Total                              1,525.000          100%              $57,500                100%
                                   =========          ===               =======                ===

                   ASSUMING THE MAXIMUM NUMBER OF SHARES SOLD

                                                    APPROXIMATE                             APPROXIMATE
                                                    PERCENTAGE                               PERCENTAGE
                                     SHARES          OF TOTAL            TOTAL                OF TOTAL
                                    PURCHASED         SHARES         CONSIDERATION         CONSIDERATION
                                    ---------        --------        -------------         -------------
Public Stockholders                 1,000,000          44%             $100,000                 76%
Present Stockholders                1,275,000          56%               32,500                 24%
                                    ---------         ---              --------                ---
Total                               2,275,000         100%              132,500                100%
                                    =========         ===              ========                ===


    The difference between the public offering price per share and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

    Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets; see "Financial Statements"). As of August 31, 1996 there were 1,275,000 shares of the Company's common stock outstanding (see "CERTAIN TRANSACTIONS"). Therefore, the net tangible book value of the Company's common stock as of August 31, 1996 was approximately $.001 per share. The following table illustrates this dilution based upon the book value as at August 31, 1996 and the receipt by the Company of the estimated proceeds from the sale of the minimum number of Shares ($25,000) and the maximum number of Shares ($100,000):


                                               Minimum   Maximum
                                               -------   -------
Public Offering Price Per Share                 $.10       $.10
  Net Tangible Book Value Per Share,
   Before Offering                              $.001      $.001

Net Tangible Book Value Per Share
   After Offering                               $.02       $.04
  Increase Per Share Attributable to
   Payment by Public Investors                  $.019      $.039

Dilution Per Share to Public Investors          $.08       $.06
                                                =====      =====


                                USE OF PROCEEDS

    The gross proceeds of this offering will be $25,000 if the minimum number of Shares is sold and $100,000 if the maximum number of Shares is sold. Pursuant to applicable rules the Deposited Funds must be held in escrow pending consummation of a Business Combination satisfying the criteria of Rule 419. Pursuant to Rule 419, 10% of the Deposited Funds may be released from escrow to the Company. These funds will only be released after the minimum number of shares are sold. The Company will use these funds to offset the costs and expenses of this Offering and/or to effect a Business Combination. Upon the consummation of a Business Combination and the reconfirmation of the investors purchase of Shares, which reconfirmation must precede such consummation, pursuant to Rule 419, the balance of the Deposited Funds will be released to the Company and may be used to offset the expenses of consummating a Business Combination.

    The net proceeds (the "Net Proceeds") to be received by the Company, after deducting an amount equal to 10% of the proceeds which is to be delivered to the Company prior to the consummation of the Business Combination, will total approximately $22,500 if the minimum number of Shares is sold and $90,000 if the maximum number of Shares is sold. The Net Proceeds received in this offering will be promptly deposited into the Rule 419 Escrow Account pending consummation of a Business Combination and satisfaction of the Rule 419 Escrow Provisions, including but not limited to the investors reconfirmation. See "Investors' Rights and Substantive Protection Under Rule 419."

    The Net Proceeds are intended to be utilized for the purpose of investigating and, if a suitable opportunity is found, for acquiring or investing in a business, the nature and extent of which is presently unknown. Investigation costs with respect to any specific business opportunity will consist primarily of costs for attorneys and accountants. There is no limit on the amount of such costs, and they may be substantial. If a decision is made not to proceed with any given specific business opportunity, such costs would not be recoverable. Pending use of the proceeds of this offering, which may not occur for an extended period of time (up to 18 months from the date hereof) the Company will deposit the proceeds into the Rule 419 Escrow; ten (10%) percent of the proceeds will be delivered to the Company in accordance with Rule 419.

    Pursuant to an oral agreement, which may be terminated by either party on 30 days prior written notice, the Company will use the business office of its legal counsel, rent free, until such time as it consummates a Business Combination or the Rule 419 Escrow is otherwise terminated. However, it may be necessary to incur some administrative costs for clerical help, office supplies and related items, the amount of which is not expected to be significant. It is expected that such costs would be covered by existing working capital.

    The Company has not entered into any negotiations or discussions with any person or entity regarding any possible establishment or acquisition of assets or businesses, and has not at this time identified the area or areas of business which may be suitable for acquisitions. No assurance can be given that the Company will be able to identify and acquire a business or that if such a business is acquired that it can be operated profitably. See "Risk Factors".

    While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurance can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

    Except as described herein no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates. In connection with this offering, expenses of approximately $28,600 consisting of
(1) a legal fee of $20,000 to be paid to the Law Firm of Joseph Sierchio and
(2) reimbursement of out-of-pocket expenses incurred and paid by officers and directors on behalf of the Company in connection with the offering (not expected to exceed $2,500) and (3) other costs associated with this offering estimated at $6,100 will be incurred by the Company. It is anticipated that these expenses will be paid from the Company's working capital. If such working capital is insufficient, the Company may seek to obtain additional financing through offerings of equity and/or debt securities or borrowings. No assurance can be given that such financing will be available or if available that it will be on terms acceptable to the Company. There are no agreements between any existing stockholder and the Company as to any such financing. See "Risk Factors".

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of the date of this Prospectus and as adjusted to reflect the sale of the Shares offered hereby. See "DESCRIPTION OF SECURITIES."

                                                        As Adjusted
                                                  ----------------------
                      Authorized    Outstanding    Minimum      Maximum
                      ----------    -----------   ---------    ---------
Common Stock,
  $.001 par value     35,000,000     1,275,000    1,525,000    2,275,000



                                                     As Adjusted
                                    As of        ---------------------
                               August 31, 1996   Minimum      Maximum
                               ---------------   --------    ---------
                                 (unaudited)
                                 -----------
Stockholders' Equity:
  Common Stock                    $   1,275      $  1,525    $   2,275

  Additional Paid-In Capital         31,225        55,975      130,225

  Accumulated Deficit               (31,422)      (31,422)     (31,422)
                                  =========      ========    =========
Total Stockholders' Equity        $   1,078      $ 26,078    $ 101,078
                                  =========      ========    =========


                     MARKET FOR THE COMPANY'S COMMON STOCK

    Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Deposited Securities remain in the Rule 419 Escrow. The Deposited Securities under this offering will remain in the Rule 419 Escrow until, among other things, the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Deposited Securities from the Rule 419 Escrow.

                               PLAN OF OPERATION


BUSINESS OBJECTIVES

    The Company's business plan is to seek to acquire or merge with potential businesses that may, in the opinion of Management, warrant the Company's involvement. Management's discretion is unrestricted, and the Company may participate in any business whatsoever that may in the opinion of Management meet the business objectives discussed herein.

    The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings. In seeking to attain its business objectives, the Company will not restrict its search to any particular industry. Rather, the Company may investigate businesses of essentially any kind or nature, including but not limited to finance, high technology, manufacturing, service, research and development, communications, insurance, brokerage, transportation, and others. Management may also seek to become involved with other development stage companies or companies that could be categorized as "financially troubled." At the present time, the Company has not chosen the particular area of business in which it proposes to engage and has not conducted any market studies with respect to any business, property or industry.

    Businesses that seek the Company's participation in their operations may desire to do so to avoid what such businesses deem to be adverse factors related to undertaking a public offering. Such factors include substantial time requirements, market conditions, legal costs, conditions or requirements imposed by federal and state securities laws and possible loss of voting control. In making an investment in the Company, investors should recognize that the terms of their purchase of the Company's securities may ultimately prove to be less favorable than if such persons had invested in the securities of a specific business that was undertaking its own public offering.

EVALUATION CRITERIA

    The analysis of potential business endeavors will be undertaken by or under the supervision of Management, no member of which is a professional business analyst. Management is comprised of individuals of varying business experiences, and Management will rely on its own business judgment in formulating decisions as to the types of businesses that the Company may acquire or in which the Company may participate. It is quite possible that Management will not have any business experience or expertise in the type of business engaged in by the company ultimately acquired. Management will seek to examine those factors described herein when making a business decision; however, the mention of such factors to be examined by Management with regard to its determining the potential of a business endeavor should not be read as implying any experience or expertise on behalf of Management as to the business chosen. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition.

    Management anticipates that the selection of an Acquired Business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of an Acquired Business requires maximum flexibility inasmuch as the company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisition may not permit the Company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the Shares. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Acquired Business. Management will consider, among other factors in evaluating a prospective acquired business and determining the "fair market value" thereof, the following:

    *    the Acquired Business' net worth;

    *    the Acquired Business' total assets;

    *    the Acquired Business' cash flow;

    *    costs associated with effecting the Business Combination;

    * equity interest in and possible management participation in the Acquired Business;

    *    earnings and financial condition of the Acquired Business;

    * growth potential of the Acquired Business and the industry in which it operates;

    * experience and skill of management and availability of additional personnel of the Acquired Business;

    *    capital requirements of the Acquired Business;

    *    competitive position of the Acquired Business;

    * stage of development of the product, process or service of the Acquired Business;

    * degree of current or potential market acceptance of the product, process or service of the Acquired Business;

    * possible proprietary features and possible other protection of the product, process or service of Acquired Business; and

    * regulatory environment of the industry in which the Acquired Business operates.

    The foregoing criteria is not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objectives.

    It is anticipated that locating and investigating specific business proposals will take at least several months, although the time such process will take can by no means be assured. However, such process cannot exceed, in any event, the 18 month time schedule set forth in Rule 419. See "Investors' Rights and Substantive Protection Under Rule 419. The time and costs required to select and evaluate an Acquired Business candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

    The Company anticipates that it will make contact with business prospects primarily through the efforts of its officers, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. The Company anticipates that certain Acquired Business candidates may be brought to its attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. See "Directors, Executive Officers, Promoters and Control Persons - Finders Fees and Other Compensation".

    To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. See "Risk Factors".

TAX CONSIDERATIONS.

    As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective stockholders. The IRS or other appropriate state tax authorities may attempt to recharacterize the tax treatment of a particular Business Combination; and, as a result there may be adverse tax consequences to the Company, the Acquired Business and their respective stockholders.

FORM AND STRUCTURE OF ACQUISITION

    Of the various methods and forms by which the Company may structure a transaction acquiring another business, Management is likely to use, without limitation, one of the following forms: (i) a leveraged buyout transaction in which most of the purchase price is provided by borrowings (typically secured by the assets of the acquired business and intended to be repaid out of the cash flow of the business) from one or more lenders or from the sellers in the form of a deferred purchase price; (ii) a merger or consolidation of the acquired corporation into or with the Company; (iii) a merger or consolidation of the acquired corporation into or with a subsidiary of the Company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (iv) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the Acquired Business into the Company; (v) an acquisition of the assets of a business by the Company or a subsidiary organized for such purpose; (vi) a merger or consolidation of the Company with or into the acquired Business or subsidiary thereof; or (vii) a combination of any of the foregoing. The actual form and structure of a Business Combination may be also dependent upon numerous other factors pertaining to the Acquired Business and its stockholders as well as potential tax and accounting treatments afforded the Business Combination.

    The Company may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interest of the Company's stockholders may occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur.

    If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's Common Stock, of which there is no assurance, may depress the price of the Company's Common Stock in any market which may develop in the Company's Common Stock. Additionally, such issuance of additional securities of the company would result in a decrease in the percentage ownership of the Company of purchasers of the Common Stock being offered hereby.

    The Company's operations may be limited by the Investment Company Act of 1940. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act of 1940, there can be no assurance that the Company will not be deemed to be subject to the Investment Company Act of 1940.

    There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds for an additional infusion of capital into an Acquired Business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

    Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

    The Company's stockholders are relying upon the business judgment of Management in connection with the proper expenditure of the funds raised in this offering and in the future operations of the Company. It is not expected that stockholders of the Company will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by the Company, unless required by law.

DAILY OPERATIONS.

    The Company expects to use attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in a specific business opportunity. The Company has allocated a portion of the offering proceeds for general overhead.
Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

    Until an active business is commenced or acquired the Company will have no employees or day-to-day operations. The Company is unable to make any estimate as to the future number of employees which may be necessary, if any, to work for the Company. If an existing business is acquired it is possible that its existing staff would be hired by the Company. At the present time it is the intention of Management to meet or be in telephone contact at least once a week and more frequently if needed to review business opportunities, evaluate potential acquisitions and otherwise operate the affairs of the Company. Except for reimbursement of reasonable expenses incurred on behalf of the Company, Management will not be compensated for these services rendered on behalf of the Company.


LEGAL PROCEEDINGS

    The Company is not a party to any litigation, and has no knowledge of any threatened litigation against the Company.

OFFICE FACILITIES

    The Company will maintain its business address at 41 East 57th Street, 39th Floor, New York, New York. Pursuant to an oral agreement, which agreement may be terminated by either party on 30 days prior written notice, the Company will use these offices on a rent free basis until such time as it consummates a Business Combination or the Rule 419 Escrow is otherwise terminated. The Company is a development stage company and currently has no employees other than certain of its officers and directors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

    The following persons are the directors and executive officers of the
Company:

         Name                 Age              Position
         ----                 ---              --------
    Herbert Maxwell           72           President and Director (since February 28, 1995)
    Anthony R. Russo          52           Vice President and Director (since June 30, 1995)
    A. Paul Shapansky         44           Secretary and Director (since June 30, 1995)

    All directors and officers of the Company are elected annually to serve for one year or until their successors are duly elected and qualified.

    Management's business experience during the past five years is as follows:

    Herbert Maxwell has been an independent businessman for the past five years. He has been a consultant for troubled companies and a principal in investment groups for the past two decades. Mr. Maxwell has served as a director and officer (and was a principal stockholder) of four publicly held companies, which although not engaged in blank check offerings nevertheless consummated acquisitions of the type described in this Prospectus. These include:

         (1) Zachary Ventures, Inc. was organized in December, 1993. It conducted an offering pursuant to Rule 419 which offering was concluded in March, 1994. Zachary Ventures, Inc. did not effect a Business Combination pursuant to Rule 419 and in June, 1996 returned the deposited proceeds to the investors as required by such Rule. Mr. Maxwell has been a director and officer of Zachary Ventures, Inc. since its formation.

         (2) C.S. Primo Corp. was organized in 1986 initially as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell became a principal stockholder and a director of C.S. Primo Corp. on or about June 3, 1988. On or about March 4, 1991, C.S. Primo Corp. acquired approximately 98% of the issued and outstanding common stock of Dynasty World Express, Inc. in exchange for approximately 90% of C.S. Primo Corp.'s common stock; since then, C.S. Primo Corp. has changed its name to Phoenix Information Systems Corp. and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from June, 1988 to March, 1991.

         (3) Lewis Resources, Inc. was organized in 1987, initially through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewis Resources, Inc. On September 28, 1993, Lewis Resources, Inc. acquired from Lema Investments Ltd. all of the outstanding shares of Gallium Arsenide Industries Ltd., a development stage Israeli company. Since then, Lewis Resources, Inc. has changed its name to Israel Semiconductor Corporation and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from its formation through September, 1993.

         (4) Lewison Enterprises Inc. was organized in 1988 initially, through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewison Enterprises Inc. In July, 1993 the Company issued 8,000,000 shares of common stock to the stockholders of Omega Development Corp. ("Omega") in exchange for all of the issued and outstanding shares of common stock of Omega. Since then, Lewison Enterprises Inc. has changed its name to Omega Development, Inc. To date, no trading market has developed for shares of its common stock. Mr. Maxwell has been a director since its formation.

         Except for Zachary Ventures, Inc. and Omega Development, Inc. Mr. Maxwell is no longer a principal stockholder, director or officer of any of the foregoing corporations. Except as set forth above, Mr. Maxwell does not presently serve as a director of any public company. He is an active investor and writes a newsletter on the New York theater. Mr. Maxwell has been a director and officer of the Company since February 28, 1995.

         Anthony R. Russo is President, Chairman, Chief Executive Officer and a co-founder of Cartilage Technologies, Inc. since its inception in 1989. Cartilage is a privately held corporation engaged in the manufacture and sale of food supplements. Prior thereto he was Chairman and Chief Executive of Sherwood Corporation ("Sherwood"), a NASDAQ listed diversified financial services company since 1973. Prior to joining Sherwood, Mr. Russo was employed by Arthur Andersen & Co.; he is a Certified Public Accountant having received his B.B.A. in Accountancy Practice with honors from Pace

University in 1967. Concurrent with developing his professional and business experience, Mr. Russo served in the New York Air National Guard from 1961 through 1967; was a director of Lloyds Electronics, Inc., an AMEX listed consumer electronics company from 1980 through 1984 and has served the boards of several Sherwood portfolio companies; Mr. Russo has been an officer and director of the Company since June 30, 1995.


         Mr. Shapansky has been President and controlling stockholder of A. G. Group Inc., an investment banking firm since 1988. Mr. Shapansky also has been the Chairman, President and Chief Executive Officer of Omega Development, Inc. ("Omega") for the past year. Omega is primarily engaged in real estate financings activities. Mr. Shapansky also was President of Struthers Industries, Inc. (SIR-AMEX), a company in the aerospace industry, from May, 1991 to January, 1992. He was formerly Vice-President Finance, Secretary and a Director of C.I.S. Technologies, Inc. (CISI-NASDAQ National Market System) from January, 1985 to January, 1988. Mr. Shapansky has a Bachelor of Commerce (Honours) degree in actuarial mathematics and finance, from the University of Manitoba in Winnipeg, Canada. Mr. Shapansky has been a director of the Company since June 30, 1995.


         There are no agreements, arrangements or understandings between management and anyone else pursuant to which other management is to be selected for a particular office or position. It is estimated that management of the Company will devote only such time as they deem necessary to the activities of the Company. The Company has not entered into any agreement or contract with any outside consultant or advisor; nor, does it intend to enter into any such agreements or contracts pending consummation of a Business Combination.

FINDERS FEES AND OTHER COMPENSATION

         No officer or director presently receives a salary. Except as described herein it is not anticipated that any director or officer will receive any fee or salary pending consummation of a Business Combination. However, directors and/or officers will receive expense reimbursement for expenses reasonably incurred on behalf of the Company.

         In addition, Mr. Maxwell as a stockholder of the Company or his affiliates may receive personal financial gain, other than from the proceeds of this Blank Check Offering, by (i) payment of consulting fees; (ii) sales of affiliates' stock; and (iii) payments of salaries. See. "Conflicts of Interest" and Risk Factors No. 13. Conflicts of Interest. However, no finders fees will be paid to an officer, director or principal stockholder of their affiliates by virtue of their initiation of, or the identification of an Acquired Business with which, a Business Combination is consummated.

                             CONFLICTS OF INTEREST

         The proposed business of the Company raises potential conflicts of interest between the Company and its officers and directors. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the Company, who will not devote full time to the Company, are engaged in various other business activities. See "RISK FACTORS". From time to time, in the course of such activities, they may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation.

         Officers and directors of Delaware corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because the business of the Company is to locate a suitable business venture, Management may be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within the financial means and proposed business plans of the Company.

         Other than Mr. Maxwell, none of the officers and directors are involved as promoters, directors or stockholders of other blank check companies. Mr. Maxwell in particular may organize other companies as blank check companies and offer their securities to the public.

         Management may have conflicts in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek, should the Company complete this Blank Check Offering. A conflict will not be present as between the Company and another affiliated "blank check" or "blind pool" if, before the Company begins seeking acquisitions, such other "blank check" or "blind pool": (i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" or "blind pools" (or vice versa), because of such factors as the difference in working capital available to the Company. If, however, at any time the Company and any other firms affiliated with Management are simultaneously seeking business opportunities, Management may face the conflict of whether to submit a potential business acquisition to the Company or to such other firms. See "Risk Factors".

         The Company will not invest the proceeds of this Blank Check Offering in any entity affiliated with Management without approval of a majority of the disinterested directors. Further, and in any event, the Company must comply with the reconfirmation offering requirements of Rule 419. However, no finders fees will be paid to an officer, director or principal stockholder for initiating, or locating an Acquired Business with which, a Business Combination is consummated. The Company has established no other guidelines or procedures for resolving potential conflicts. Failure by Management to resolve conflicts of interest in favor of the Company may result in liability of Management to the Company. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to the Company's Board of Directors or stockholders.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of August 31, 1996 and as adjusted to reflect the sale of the Shares offered hereby, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding common stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

                                                                                 APPROXIMATE PERCENTAGE
                                                                                       TO BE OWNED
            NAME OF                  SHARES OF COMMON         APPROXIMATE            AFTER OFFERING
          BENEFICIAL                STOCK BENEFICIALLY         PERCENTAGE        -----------------------
             OWNER                        OWNED                  OWNED           MINIMUM         MAXIMUM
       -----------------            ------------------           -----           -------         -------
Herbert Maxwell (1)                        250,000                20%              16%              11%
440 East 56th Street
New York, N.Y. 10022

Leo Bloom                                  160,000                13%              11%               7%
484 West 43rd Street,
Apt. 37N
New York, N. Y. 10036

Woodsher Resolution
 Corp.(2)                                  100,000                 8%               6%               4%
200 Clearbrook Road
Elmsford, New York 10523

H.J. Petrocelly                            100,000                 8%               6%               4%
35 Lenox Avenue
White Plains, N. Y. 10603

Abraham Mittelman, M.D.                    100,000                 8%               6%               4%
c/o Cartilage Technologies
200 Clearbrook Road
Elmsford, N.Y. 10523

Richard N. Daniel                          100,000                 8%               6%               4%
91 Hawthorn Place
Briarcliff Manor, N. Y. 10510

Victoria Maxwell                           100,000                 8%               6%               4%
202 East 21st Street,
Apt. 2B
New York, N. Y. 10010

Xin Ming Mu                                100,000                 8%               6%               4%
Patron America, Inc.
375 Park Avenue
New York, N.Y. 10152

A. Paul Shapansky                          100,000                 8%               6%               4%
Omega Capital Corporation
4200 East Shelly Drive
Suite 150
Tulsa, Oklahoma 74135

Joseph Sierchio (3)            75,000         6%       5%       3%
41 East 57th Street
New York, N. Y. 10022

Renato Valente (4)             90,000         7%       6%       4%
40 Central Park South
New York, N. Y. 10019

All Officers and
Directors as a
Group (3 persons)             450,000        35%      30%      20%


_________________________

(1) Mr. Maxwell may be deemed a "parent" or a "promoter" as those terms are defined in the rules and regulations adopted pursuant to the Act. Mr. Maxwell disclaims any beneficial interest in shares owned of record and beneficially by his daughter, Victoria Maxwell.

(2) Mr. Russo who is a vice president and director of the Company is the sole stockholder of Woodsher Resolution Corp.

(3) Mr. Sierchio was a former officer and director of the Company. He resigned shortly after the organization of the Company and prior to its filing the registration statement of which this prospectus forms a part.

(4) Mr. Valente is a registered sales representative with Bernard Herold & Co., Inc., the Escrow Agent. Mr. Valente is not a stockholder, director or officer of Bernard Herold & Co., Inc. Consequently, the Company does not believe any conflict of interest exists on the part of the Escrow Agent because of Mr. Valente's position as a registered sales representative.

PRIVATE OFFERINGS OF SECURITIES

         On March 9, 1995, the Company issued an aggregate of 575,000 shares of Common Stock for an aggregate consideration of $11,500 as follows:

         (1)      250,000 shares to Herbert Maxwell at $.02 per share;
         (2)      160,000 shares to Leo Bloom at $.02 per share;
         (3)       90,000 shares to Renato Valente at $.02 per share;
         (4) 75,000 shares to Joseph Sierchio at $.02 per share (issued in payment of legal fees in the amount of $1,500);

         On May 31, 1995 the Company issued an aggregate of 600,000 shares of Common Stock for an aggregate consideration of $18,000 as follows:

         (1)      100,000 shares to Victoria Maxwell at $.03 per share;
         (2) 100,000 shares to Woodsher Resolution Corp. at $.03 per share.
         (3) 100,000 shares to Abraham Mittelman, M.D. at $.03 per share;
         (4)      100,000 shares to H.J. Petrocelly at $.03 per share;
         (5) 100,000 shares to Richard N. Daniel at $.03 per share; and
         (6)      100,000 shares to Xin Ming Mu at $.03 per share.

         On June 29, 1995, the Company issued an additional 100,000 shares for an aggregate consideration of $3,000 to A. Paul Shapansky.

                 None of these shares will be available for resale pursuant to Rule 144 of the Act until at least March, 1997.

                 The Company believes that each of the above referenced private offering transactions was exempt from registration under the Act pursuant to
Section 4(2) thereof and the rules and regulations promulgated thereunder as a transaction by an issuer not involving a public offering.

                 Except for the securities being registered pursuant hereto, such shares are "restricted securities", as that term is defined in the rules and regulations promulgated under the Act, subject to certain restrictions regarding resale. See "RISK FACTORS". Certificates evidencing all of the above-referenced securities, except for the securities being registered pursuant hereto, have been stamped with a restrictive legend and will be subject to stop transfer orders.

                              CERTAIN TRANSACTIONS

                 The Company was incorporated in the State of Delaware on February 28, 1995. The Company subsequently issued 1,275,000 shares for an aggregate price of $32,500 (see "PRINCIPAL STOCKHOLDERS").

                 Mr. Maxwell may be deemed a "parent" or "promoter" as those terms are defined in the rules and regulations adopted pursuant to the Act.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

                 The Company is authorized to issue thirty-five million (35,000,000) shares of common stock, $.001 par value per share, of which 1,275,000 shares were issued and outstanding as of the date of this Prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

                 The holders of common stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

                 All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of this offering, the present officers and directors of the Company will own approximately 20% of the then outstanding shares if the maximum number of Shares is sold and 30% of the then outstanding shares if the minimum number of shares is sold.

REPORTS TO STOCKHOLDERS

                 The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The Company's fiscal year ends on December 31. In addition, the Company intends to issue unaudited interim reports and financial statements on a quarterly basis.

DIVIDENDS

                 The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors.

                           DISTRIBUTION OF SECURITIES

                 The Company is offering a minimum of 250,000 and a maximum of 1,000,000 Shares at the purchase price of $.10 per Share on a "best efforts all or none basis" as to the first 250,000 Shares and on a "best efforts" basis with regard to the remaining 750,000 Shares. If the minimum number of shares is not sold during the Offering Period, the proceeds received will be promptly returned to investors with interest. The Company may allocate among or reject any offers to purchase, in whole or in part. Moreover, the Company's directors and officers may purchase Shares on the same terms and conditions as all other investors provided, however, that any such Shares so purchased will not be included in calculating the minimum number of Shares to be sold.

                 The Shares will be offered and sold by the Company's officers and directors without compensation, (although the Company will reimburse certain out-of-pocket expenses). These officers and directors have limited experience in the sale of securities. None of the officers or directors of the Company nor the Company is registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934.

                 The Company is conducting this offering as a blank check offering subject to the provisions of Rule 419. However, until the earlier to occur of (i) the sale of at least 250,000 Shares or (ii) the expiration of the Offering Period, the Escrow Agent will maintain all proceeds in an escrow account pursuant to the requirements of Rule 419. If at least 250,000 Shares (exclusive of Shares, if any, acquired by the Company's officers and directors), are not sold during the Offering Period, the proceeds therefrom will be returned to the investors with interest. At such time as at least 250,000 Shares (exclusive of Shares, if any, acquired by the Company's officers and directors) are sold during the Offering Period the proceeds from such sale, as well as the proceeds of from the sale of up to an additional 750,000 Shares (except as to 10% thereof which will be released to the Company pursuant to Rule 419) will then continue to be deposited and held pursuant to the provisions of Rule 419 Escrow. See "Investor's Rights and Substantive Protection Under Rule 419-Deposited Funds and Deposited Securities".

                 The funds received by the Company with respect to the Shares that may be sold, less the amount permitted by Rule 419 (an amount equal to up to 10% of the proceeds) to be delivered to the Company, will be deposited and maintained in the Rule 419 Escrow pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent. Shares will be issued to purchasers only if at least 250,000 Shares are sold by the Company; after the sale of at least 250,000 Shares, all Shares sold pursuant hereto will be held in escrow in accordance with the provisions of Rule 419.

METHOD OF SUBSCRIBING

                 Prospective investors should make their checks payable to "Lloyd Ventures, Inc. Escrow Account" and remit the checks and subscription agreement to "Bernard Herold & Co., Inc., 555 Madison Avenue, New York, New York 10022, Attn: Renato Valente. Subscriptions may not be withdrawn once made except in accordance with applicable law. See Investors' Rights and Substantive Protection under Rule 419. The Company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment and to withdraw this Blank Check Offering at any time prior to acceptance by the Company of the subscriptions received.

                 Funds will be held by the Escrow Agent, as described herein. There can be no assurance that any or all of the Shares being offered hereby will be sold.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL OPINIONS

                 Sierchio & Albert, P.C., 41 East 57th Street, 39th Floor, New York, New York 10022, have acted as Counsel to the Company, in connection with the offering and will render an opinion as to the legality of the securities being offered hereby. Mr. Sierchio owns 75,000 shares of the Company's common stock. See "Principal Stockholders"

                                    EXPERTS

                 The Financial Statements included in this Prospectus and elsewhere in the Registration Statement as of December 31, 1995 and for the period from inception (February 28, 1995) to December 31, 1995 have been audited by Mahoney Cohen Rashba & Pokart, CPA, PC, independent public accountants as indicated in their report with respect thereto and are included in reliance upon the authority of said firm as an expert in accounting and auditing in giving said report.

                              LLOYD VENTURES, INC.

                         Index to Financial Statements


                                                                                                        Pages
                                                                                                        -----
Report of Independent Public Accountants                                                                  F-2

Balance Sheets as of December 31, 1995 and
   August 31, 1996 (Unaudited)                                                                            F-3

Statements of Operations for the Period from Inception
   (February 28, 1995) to December 31, 1995 and the
   Eight Months Ended August 31, 1996 (Unaudited)                                                         F-4

Statements of Changes in Stockholders' Equity for the
   Period from Inception (February 28, 1995) to
   December 31, 1995 and the Eight Months Ended
   August 31, 1996 (Unaudited)                                                                            F-5

Statements of Cash Flows for the Period from Inception
   (February 28, 1995) to December 31, 1995 and the
   Eight Months Ended August 31, 1996 (Unaudited)                                                         F-6

Notes to Financial Statements                                                                       F-7 - F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors and Shareholders of
Lloyd Ventures, Inc.


               We have audited the accompanying balance sheet of Lloyd Ventures, Inc. as of December 31, 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the period from inception (February 28, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

               We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lloyd Ventures, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from inception (February 28, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.


                                      /s/Mahoney Cohen Rashba & Pokart, CPA, PC
                                      -----------------------------------------
                                         Mahoney Cohen Rashba & Pokart, CPA, PC

New York, New York
January 30, 1996

                              LLOYD VENTURES, INC.
                                 Balance Sheets




                                     ASSETS
                                     ------

                                                    December 31,              August 31,
                                                        1995                     1996
                                                    ------------             ------------
                                                                             (Unaudited)
Current assets:
  Cash                                               $    8,859               $    8,501
                                                     ==========               ==========


                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        ------------------------------------

Current liabilities:
  Accrued professional fees                          $    3,003               $    7,423

Stockholders' equity:
  Common stock, $.001 par value:
      Authorized - 35,000,000 shares
      Issued and outstanding - 1,275,000 shares           1,275                    1,275
  Additional paid-in capital                             31,225                   31,225
  Accumulated deficit                                   (26,644)                 (31,422)
                                                     ----------               ----------
              Total stockholders' equity                  5,856                    1,078
                                                     ----------               ----------
                                                     $    8,859               $    8,501
                                                     ==========               ==========



                            See accompanying notes.

                              LLOYD VENTURES, INC.
                            Statements of Operations





                                                                Period from                      Eight
                                                                 Inception                       Months
                                                           (February 28, 1995) to                Ended
                                                              December 31, 1995             August 31, 1996
                                                           ----------------------           ---------------
                                                                                              (Unaudited)
Expenses:
  Professional fees                                              $    25,530                  $     4,698
  Other                                                                1,114                           80
                                                                 -----------                  -----------
              Total expenses                                          26,644                        4,778
                                                                 -----------                  -----------

Net loss                                                         $   (26,644)                 $    (4,778)
                                                                 ===========                  ===========



                            See accompanying notes.

                              LLOYD VENTURES, INC.
                 Statements of Changes in Stockholders' Equity
               For the Period from Inception (February 28, 1995)
                            to December 31, 1995 and
               the Eight Months Ended August 31, 1996 (Unaudited)




                                                                   Total                             Addi-
                                                                   Stock-                            tional        Accumu-
                                                                   holders'         Common           Paid-in       lated
                                                                   Equity           Stock            Capital       Deficit
                                                                  ---------       ----------         -------       -------
Issuance of 500,000 shares of
  common stock at $.02 per share                                  $  10,000       $      500           $9,500       $    -

Issuance of 700,000 shares of
  common stock at $.03 per share                                     21,000              700           20,300            -

Issuance of 75,000 shares of
  common stock at $.02 per share
  for services provided by a
  director/officer of the Company                                     1,500               75            1,425            -

Net loss for the period from inception
  (February 28, 1995) to December 31, 1995                          (26,644)             -                -          (26,644)
                                                                  ---------       ----------         --------       --------
Balance, December 31, 1995                                            5,856            1,275           31,225        (26,644)

Net loss for the eight months
  ended August 31, 1996                                              (4,778)             -                -           (4,778)
                                                                  ---------       ----------         --------       --------
Balance, August 31, 1996
  (Unaudited)                                                     $   1,078       $    1,275         $ 31,225       $(31,422)
                                                                  =========       ==========         ========       ========


                            See accompanying notes.

                              LLOYD VENTURES, INC.
                            Statements of Cash Flows






                                                                Period from                     Eight
                                                                 Inception                      Months
                                                           (February 28, 1995) to               Ended
                                                              December 31, 1995              August 31, 1996
                                                            ---------------------            ---------------
                                                                                              (Unaudited)
Cash flows from operating activities:
  Net loss                                                       $   (26,644)                 $    (4,778)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
      Services provided for common stock                               1,500                        -
      Change in assets and liabilities:
         Accrued expenses                                              3,003                        4,420
                                                                 -----------                  -----------
              Net cash used in operating activities                  (22,141)                        (358)

Cash flows from financing activities:
  Issuance of common stock and cash
      provided by financing activities                                31,000                        -
                                                                 -----------                  -----------

Net increase (decrease) in cash                                        8,859                         (358)

Cash, beginning of period                                               -                           8,859
                                                                 -----------                  -----------

Cash, end of period                                              $     8,859                  $     8,501
                                                                 ===========                  ===========


                  Supplemental Schedule of Non-Cash Investing
                            and Financing Activities

Issuance of common stock for services rendered
  by a director/officer of the Company                           $     1,500
                                                                 ===========


                            See accompanying notes.

                              LLOYD VENTURES, INC.
                         Notes to Financial Statements




Note 1 -     The Company
             -----------

             Lloyd Ventures, Inc. (the "Company") was incorporated in February 1995 in the State of Delaware, and intends to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity. The Company has not identified any specific business or company to fulfill its intentions.

             The Company will register its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933.

Note 2 -     Summary of Significant Accounting Policies
             ------------------------------------------

             Accounting Estimates
             --------------------

             The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

             Income Taxes
             ------------

             The Company files its income taxes on a calendar year basis. At December 31, 1995, the Company has approximately $26,600 of net operating losses available to reduce future taxable income through 2010. In accordance with certain provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", a valuation allowance has been established equal to the tax benefit of the net operating loss through December 31, 1995.

             Cash Flows
             ----------

             The Company presents cash flows under the indirect method by reconciling net loss to net cash flow.

             Concentration of Credit Risk
             ----------------------------

             The Company maintains cash balances at a bank. The account is insured by the Federal Deposit Insurance Corporation up to $100,000.

                              LLOYD VENTURES, INC.
                         Notes to Financial Statements




Note 3 -     Related Party Transactions
             --------------------------

             The Company incurred approximately $20,300 of professional fees which included reimbursable expenses of $5,300 to a shareholder of the Company of which $1,500 was satisfied through the issuance of 75,000 shares of common stock. At the time of this stock issuance, the shareholder was also an officer and director of the Company.

             This same shareholder is also providing office space to the Company at no charge, pursuant to an oral agreement. The agreement remains in effect until a business combination is consummated or until any escrow held from the offering is terminated, upon 30 days prior written notice by either party to the agreement.

Note 4 -     Interim Periods (Unaudited)
             ---------------------------


             In the opinion of the Company, the accompanying unaudited financial statements include all adjustments (which consist only of normal recurring items) necessary to present fairly the financial position as of August 31, 1996 and the results of operations and cash flows for the eight months ended August 31, 1996. The results for the eight months ended August 31, 1996 are not necessarily indicative of the results to be expected for the year.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IN THE EVENT ANY MATERIAL CHANGES OR TRANSACTIONS NOT MENTIONED HEREIN ARISE, THE COMPANY HAS UNDERTAKEN THE RESPONSIBILITY TO AMEND THIS PROSPECTUS AND THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, THROUGH THE FILING OF POST-EFFECTIVE AMENDMENTS, INDICATING THE EXISTENCE OF ANY SUCH MATERIAL CHANGES OR TRANSACTIONS WHICH ARE NOT REFLECTIVE OR CONTAINED HEREIN.

                      TABLE OF CONTENTS


                                                           Page
                                                           ----
Available Information                                       4
Prospectus Summary                                          5
Risk Factors                                                8
Selected Financial Information                             17
Investor's Rights and Substantive
  Protection Under Rule 419                                17
The Company                                                20
Dilution                                                   21
Use of Proceeds                                            22
Capitalization                                             24
Market For the Company's Common Stock                      24
Plan of Operation                                          24
Directors, Executive Officers, Promoters
 Control Persons                                           29
Conflicts of Interest                                      31
Principal Stockholders                                     32
Certain Transactions                                       35
Description of Securities                                  35
Distribution of Securities                                 36
Legal Opinions                                             37
Experts                                                    37
Financial Statements                                      F-1





                              LLOYD VENTURES, INC.

                                1,000,000 Shares
                   of Common Stock, $.001 par value per Share



Until 90 days after the registered securities are released from escrow pursuant to Rule 419 of Regulation C, promulgated under the 1933 Securities Act, as amended, all dealers effecting transactions in the securities whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of the dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.



                              ____________________

                                   PROSPECTUS

                              ____________________




                              Lloyd Ventures, Inc.
                                   39th Floor
                              41 East 57th Street
                            New York, New York 10022

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Except as hereinafter set forth there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

INDEMNIFICATION OF DIRECTORS AND  OFFICERS

         Section 145 of The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding, by judgment,order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested director so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.


         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


         (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including (any constituent of a constituent) absorbed in a consolidation or merger which, if separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with this offering are as follows:

           Item                                                          Amount
           ----                                                          ------
Securities and Exchange Commission
 Registration Fee                                                      $   100.00
Cost of Printing and Engraving                                           1,000.00
Escrow Fees                                                              3,000.00
Legal Fees                                                              20,000.00
Accountants' Services and Expenses                                       2,500.00
"Blue Sky" Fees and Expenses                                               500.00
Miscellaneous Expenses                                                   1,500.00

TOTAL                                                                  $28,600.00

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933, as amended (the "Act").


                                           Number of Shares      Purchase Price
             Name of Investor                   Acquired            Per Share        Aggregate
             ----------------              ----------------       -------------      ---------
             Herbert Maxwell                    250,000              $   .02          $  5,000

             Leo Bloom                          160,000                  .02             3,200

             Woodsher Resolution Corp.          100,000                  .03             3,000

             Abraham Mittelman, M.D.            100,000                  .03             3,000

             H.J. Petrocelly                    100,000                  .03             3,000

             Richard N. Daniel                  100,000                  .03             3,000

             Victoria Maxwell                   100,000                  .03             3,000

             Xin Ming Mu                        100,000                  .03             3,000

             A. Paul Shapansky                  100,000                  .03             3,000

             Renato Valente                      90,000                  .02             1,800

             Joseph Sierchio                     75,000                  .02             1,500

                                              1,275,000




         Except for the securities being registered hereunder, such shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended, subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

         The Registrant believes that each of the above-referenced transaction was exempt from registration under the Act, pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 27.                  EXHIBITS

3(i)(1)         Certificate of Incorporation*

3(ii)           By-Laws*

4(i)(1)         Form of Escrow Agreement*

4(i)(2)         Form of Subscription Agreement*

4(i)(3)         Specimen Stock Certificate*

5(i)            Opinion of Joseph Sierchio, Esq.*

23(i)(1)        Consent of Joseph Sierchio (included in Exhibit 5(i))*

23(i)(2)        Consent of Mahoney Cohen Rashba & Pokart, CPA, PC

24              Power of Attorney**





_________________________

*  Previously filed.
** Included on the Signature Page to the Registration Statement on Form SB-2

Item 28.    UNDERTAKINGS

         (1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); and

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

         (5) In the event any material changes or transactions not mentioned herein arise, the Company has undertaken the responsibility to amend this prospectus and the Registration Statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes of transactions which are not reflected or contained herein, if such changes occurs within 90 days of the Effective Date.

         (6) To file a post-effective amendment or a supplement to the Registration Statement to reflect a probable acquisition as contemplated by Rule 419 and/or to reflect the offering of shares in any state other than New York.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of New York, on the 28th of October, 1996.




                                       LLOYD VENTURES, INC.
                                       (Registrant)



                                       By: /s/ Herbert Maxwell
                                           --------------------------
                                           Herbert Maxwell, President
                                           and Director

                              LLOYD VENTURES, INC.

                          AMENDMENT NO. 5 TO FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                               INDEX TO EXHIBITS



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